CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund III of our report dated December 27, 2019, relating to the financial statements and financial highlights, which appears in Knights of Columbus Core Bond Fund (Formerly, Catholic Investor Core Bond Fund), Knights of Columbus Limited Duration Fund (Formerly, Catholic Investor Limited Duration Fund), Knights of Columbus Large Cap Growth Fund (Formerly, Catholic Investor Large Cap Growth Fund), Knights of Columbus Large Cap Value Fund (Formerly, Catholic Investor Large Cap Value Fund), Knights of Columbus Small Cap Fund (Formerly, Catholic Investor Small Cap Fund), Knights of Columbus Real Estate Fund (Formerly, Catholic Investor Global Real Estate Fund), and Knights of Columbus International Equity Fund’s (Formerly, Catholic Investor International Equity Fund) Annual Report on Form N-CSR for the periods ended October 31, 2019. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 20, 2020